EXHIBIT 99.1

For further information contact
Rodger W. Smith, 1-800-451-1294

FOR IMMEDIATE RELEASE
Callon Petroleum Company Reports Results
For Fourth Quarter, Full Year 2010

Natchez, MS (March 14, 2011)—Callon Petroleum Company (NYSE: CPE) today reported results of operations for both the three and 12-month periods ended December 31, 2010.

Highlights for 2010 include:

•
Increased proved reserves to 13.6 million barrels of oil equivalent as of December 31, 2010, a 41% increase, and the PV-10 value, a non-GAAP financial measure, using SEC pricing, increased by 50% to $206 million. (See “Non-GAAP Financial Measures” for a reconciliation of PV-10 value to the standardized measure value of $198.9 million.)

•
Grew the percentage of proved reserves associated with onshore assets to 50%, up from 0% at year-end 2008.  Proved reserves at December 31, 2010 are 49% proved, developed/producing and proved/developed/non-producing, and are 60% crude oil and 40% natural gas.

•
Drilled 20 gross oil wells in the Permian Basin of West Texas, 11 were completed and producing at year-end and 9 were awaiting fracture stimulation, which increased our Permian net production to 550 barrels of oil equivalent per day at the end of 2010 – a 69% increase over the 2009 year-end production rate.

•
Drilled and completed the company’s first well in the Haynesville Shale play in northern Louisiana.  This successful well now holds all of Callon’s acreage in the play by production, with six additional drilling locations, four net wells, in inventory awaiting more favorable natural gas prices.

“Continued execution of the business strategy we adopted in late 2009 made 2010 a transformational year for Callon Petroleum Company,” Fred Callon, Chairman and Chief Executive Officer explains.  “In the Permian Basin, we’ve instituted a two-rig continuous drilling program with a goal of drilling 43 net wells during 2011, and have recently signed a hydraulic fracturing contract which should mitigate completion delays and improve our ability to execute our plan. In less than two years, our new business strategy including property acquisitions and their development have resulted in the rapid growth of onshore oil and gas reserves and production. As a result of the investment community’s recognition of our progress, the price of our common shares increased 295% during 2010 from January 1 to December 31. In February of 2011, we approached the equity market to raise additional growth capital, and were encouraged by the positive response received by our equity offering. Our 2010 achievements create a strong foundation for continued operational success in 2011.”

Fourth Quarter and Full Year 2010 Net Income.  The company reported fourth quarter net income of $0.7 million, or $0.02 per fully-diluted share, compared to a net income of $53.9 million or $2.27 per fully-diluted share for the 2009 fourth quarter.  For the year ended December 31, 2010, Callon’s net income was $8.4 million or $0.28 per fully-diluted share, as compared to $54.4 million or $2.45 per share for the year ended December 31, 2009. Net income for the full-year 2009 includes $51.5 million or $2.32 per share related to a one-time recoupment of royalties and related interest.

           Fourth Quarter and Full Year 2010 Operating Results.  Operating results for the three months ended December 31, 2010 include oil and gas sales of $24.4 million from average production of approximately 5,100 barrels of oil equivalent per day (Boe/d).  These results compare with oil and gas sales of $30.1 million from average production of approximately 5,900 Boe/d during the comparable 2009 period.  The average price received per barrel of oil (Bbl) in the fourth quarter of 2010, after the impact of hedging, increased to $82.58, compared to $77.94 during the same period in 2009.  The average price received per thousand cubic feet of natural gas (Mcf) in the fourth quarter of 2010, after the impact of hedging, decreased to $4.49, compared to $5.01 during the fourth quarter of 2009.  Oil and natural gas sales for full year 2010 totaled $89.9 million from average production of approximately 4,600 Boe/d. This corresponds to oil and natural gas sales of $101.3 million from average production of approximately 5,400 Boe/d during 2009, which excludes the Bureau of Ocean Energy Management, Regulation and Enforcement (BOEMRE) royalty recoupment of $40.9 million related to 2003 through 2008 production.  The average price received per Bbl during full year 2010, after the impact of hedging, increased to $75.97, compared to $73.00 during the same period in 2009. The average price received per Mcf for full year 2010, after the impact of hedging, increased to $5.04, compared to $4.78 during the full year of 2009.

Fourth Quarter and Full Year 2010 Discretionary Cash Flow. Discretionary cash flow, a non-GAAP financial measure, for the three-month period ended December 31, 2010 totaled $10.7 million compared to $63.1 million during the comparable prior year period, which included $40.9 million attributable to the royalty recoupment related to 2003 through 2008 production.  Net cash flow provided by operating activities, as defined by U.S. GAAP, was $17.7 million in the fourth quarter 2010, and $8.1 million in the fourth quarter of 2009. Discretionary cash flow for full year 2010 totaled $40.6 million, compared to $93.1 million in 2009.  Net cash flow provided by operating activities, as defined by U.S. GAAP, totaled $99.9 million and $19.7 million for the years ended December 31, 2010 and 2009, respectively. (See “Non-GAAP Financial Measures” that follows and the accompanying reconciliation of discretionary cash flow, a non-GAAP measure, to net cash flow provided by operating activities.)

Liquidity. At December 31, 2010 the company’s cash balance was $17.4 million.  On October 26, 2010, Regions Bank increased the company’s borrowing base from $20 million to $30 million as a component of its $100 million Third Amended and Restated Senior Secured Credit Agreement. The $30 million borrowing base will be reviewed and re-determined on a semi-annual basis. As of March 14, 2011, there was nothing drawn on the facility, which matures on September 25, 2012.   During February, 2011, the Company received $73.7 million in net proceeds through the public offering of 10.1 million shares of its common stock, which included the issuance of 1.1 million shares pursuant to the underwriters’ over-allotment option.  In March, 2011, the Company plans to utilize approximately $35 million of the proceeds to redeem $31 million of the face value of its Senior Notes due 2016, plus the 13% call premium.  The remaining proceeds from the offering are intended to fund a portion of its 2011 capital budget and for general corporate purposes, including possible future acquisitions.

Non-GAAP Financial Measures.  This news release refers to non-GAAP financial measures as “discretionary cash flow” and “PV-10 value.”  Callon believes that the non-GAAP measure of discretionary cash flow is useful as an indicator of an oil and gas exploration and production company’s ability to internally fund exploration and development activities and to service or incur additional debt.  The company also has included this information because changes in operating assets and liabilities relate to the timing of cash receipts and disbursements which the company may not control and may not relate to the period in which the operating activities occurred.   We also use the non-GAAP financial measure PV-10 value. PV-10 value is the present value of future net pre-tax cash flows attributable to estimated net proved reserves, discounted at 10% per annum.  PV-10 value is computed on the same basis as standardized measure, a GAAP financial measure, but does not include a provision for future income taxes.  We believe PV-10 value to be an important measure for evaluating the relative significance of our oil and gas properties, because it excludes income taxes which may vary materially among companies.  PV-10 is not, however, a substitute for standardized measure.

Reconciliation of Non-GAAP Financial Measures:

The following table reconciles the PV-10 value to the standardized measure (in thousands):

	2010	2009	$ Change	% Change
PV-10 Value	$205,532	$137,368	$68,164	50%
Future income taxes	(6,616)	(1,447)	(5,169)	357%
Standardized measure	$198,916	$135,921	$62,995	46%

The following table reconciles discretionary cash flow to net cash flow provided by operating activities (in thousands):

	Three-Months Ended December 31,			Twelve-Months Ended December 31,
	2010	2009	Change	2010	2009	Change

Discretionary cash flow	$10,689	$63,071	$(52,382)	$40,561	$93,075	$(52,514)
Net working capital changes and other changes	7,009	(54,958)	61,967	59,381	(73,377)	132,758
Net cash flow provided by operating activities	$17,698	$8,113	$9,585	$99,942	$19,698	$80,244

	Three-Months Ended December 31,
	2010	2009	$ Change	% Change
Net production:
Oil (MBbls)	213	288	(75)	(26)%
Gas (MMcf)	1,533	1,524	9	1%
Total production (MBoe)	468	542	(74)	(14)%
Average daily production (Boe)	5,087	5,895	(808)	(14)%

Average realized sales price:
Oil (Bbl)	$82.58	$77.94	$4.64	6%
Gas (Mcf)	4.49	5.01	(0.51)	(10)%
Total (Boe)	52.23	55.50	(3.27)	(6)%

Oil and gas revenues (in thousands):
Oil revenue	$17,556	$22,468	$(4,912)	(22)%
Gas revenue	6,887	7,631	(744)	(10)%
Total	$24,443	$30,099	$(5,656)	(19)%

Additional per Boe data:
Sales price	$52.23	$55.50	$(3.27)	(6)%
Lease operating expense	(10.06)	(8.83)	(1.22)	14%
Operating margin	$42.17	$46.67	$(4.49)	(10)%

	For the year ended December 31,
	2010	2009	$ Change	% Change
Net production:
Oil (MBbls)	859	1,012	(153)	(15)%
Gas (MMcf)	4,892	5,740	(848)	(15)%
Total production (MBoe)	1,674	1,969	(295)	(15)%
Average daily production (Boe)	4,587	5,394	(807)	(15)%

Average realized sales price (a):
Oil (Bbl)	$75.97	$73.00	$2.97	4%
Gas (Mcf)	5.04	4.78	0.26	5%
Total (Boe)	53.69	51.44	2.25	4%

Oil and gas revenues (in thousands):
Oil revenue	$65,243	$73,842	$(8,599)	(12)%
Gas revenue	24,639	27,417	(2,778)	(10)%
Total	$89,882	$101,259	$(11,377)	(11)%

Additional per Boe data:
Sales price	$53.69	$51.44	$2.25	4%
Lease operating expense	(10.58)	(9.37)	(1.21)	13%
Operating margin	$43.11	$42.07	$1.04	2%

(a) Below is a reconciliation of the average NYMEX price to the average realized sales price per barrel of oil:

Average NYMEX oil price	$79.52	$61.80	$17.72	29%
Basis differential and quality adjustments	(2.39)	(4.64)	2.25	(48)%
Transportation	(1.16)	(1.32)	0.16	(12)%
Hedging	-	17.16	(17.16)	(100)%
Average realized oil price	$75.97	$73.00	$2.97	4%

Average NYMEX gas price	$4.40	$4.17	$0.23	5%
Basis differential and quality adjustments	0.51	0.28	0.23	84%
Hedging	0.13	0.33	(0.20)	(61)%
Average realized gas price	$5.04	$4.78	$0.26	5%

CALLON PETROLEUM COMPANY
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
	December, 31
	2010	2009
ASSETS
Current assets:
Cash and cash equivalents	$17,436	$3,635
Accounts receivable	10,728	20,798
Accounts receivable - BOEMRE royalty recoupment	-	51,534
Fair market value of derivatives	-	145
Other current assets	2,180	1,572
Total current assets	30,344	77,684

Oil and gas properties, full-cost accounting method:
Evaluated properties	1,316,677	1,593,884
Less accumulated depreciation, depletion and amortization	(1,155,915)	(1,488,718)
Net oil and gas properties	160,762	105,166
Unevaluated properties excluded from amortization	8,106	25,442
Total oil and gas properties	168,868	130,608

Other property and equipment, net	3,370	2,508
Restricted investments	4,044	4,065
Investment in Medusa Spar LLC	10,424	11,537
Other assets, net	1,276	1,589
Total assets	$218,326	$227,991

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable and accrued liabilities	$17,702	$12,887
Asset retirement obligations	2,822	4,002
Fair market value of derivatives	937	-
9.75% Senior Notes, net of $0 and $232 discount, respectively	-	15,820
Subtotal	21,461	32,709
Callon Entrada non-recourse credit facility	-	84,847
Total current liabilities	21,461	117,556

13% Senior Notes
Principal outstanding	137,961	137,961
Deferred credit, net of accumulated amortization of $3,964 and $294, respectively	27,543	31,213
Total 13% Senior Notes	165,504	169,174

Senior secured revolving credit facility	-	10,000
Asset retirement obligations	13,103	10,648
Other long-term liabilities	2,448	1,467
Total liabilities	202,516	308,845

Stockholders' equity (deficit):
Preferred Stock, $.01 par value, 2,500,000 shares authorized;	-	-
Common Stock, $.01 par value, 60,000,000 shares authorized; 28,984,125 and 28,742,926 shares outstanding at December 31, 2010 and December 31, 2009, respectively	290	287
Capital in excess of par value	248,160	243,898
Other comprehensive loss	(8,560)	(7,478)
Retained earnings (deficit)	(224,080)	(317,561)
Total stockholders' equity (deficit)	15,810	(80,854)
Total liabilities and stockholders' equity (deficit)	$218,326	$227,991

CALLON PETROLEUM COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	For the year ended December 31,
	2010	2009	2008
Operating revenues:
Oil sales	$65,243	$73,842	$82,963
Gas sales	24,639	27,417	58,349
BOEMRE royalty recoupment	-	40,886	-
Total operating revenues	89,882	142,145	141,312

Operating expenses:
Lease operating expenses	17,712	18,447	19,208
Depreciation, depletion and amortization	31,805	33,443	64,054
General and administrative	16,507	13,355	9,565
Accretion expense	2,446	3,149	4,172
Acquisition expense	233	298	-
Derivative expense	-	-	498
Impairment of oil and gas properties	-	-	485,498
Total operating expenses	68,703	68,692	582,995
Income (loss) from operations	21,179	73,453	(441,683)

Other (income) expenses:
Interest expense	13,312	19,089	23,986
Callon Entrada non-recourse credit facility interest expense	-	7,072	2,719
Loss on early extinguishment of debt	339	-	11,871
9.75% Senior Notes restructuring expenses	-	1,024	-
Interest on BOEMRE royalty recoupment	(91)	(7,681)	-
Other (income) expense	(166)	190	(1,379)
Total other expenses	13,394	19,694	37,197

Income (loss) before income taxes	7,785	53,759	(478,880)
Income tax benefit	(174)	-	(39,725)
Income (loss) before equity in earnings of Medusa Spar LLC	7,959	53,759	(439,155)
Equity in earnings of Medusa Spar LLC	427	660	262

Net income (loss) available to common shares	$8,386	$54,419	$(438,893)

Net income (loss) per common share:
Basic	$0.29	$2.47	$(20.68)
Diluted	$0.28	$2.45	$(20.68)

Shares used in computing net income per common share:
Basic	28,817	22,072	21,222
Diluted	29,476	22,200	21,222

CALLON PETROLEUM COMPANY
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
(In thousands)

	Preferred Stock	Common Stock	Capital in Excess of Par	Accumulated Other Comprehensive Income (Loss)	Retained Earnings (Deficit)	Total Stockholders' Equity (Deficit)

Balances at December 31, 2007	$-	$209	$223,336	$(3,383)	$66,913	$287,075

Comprehensive income (loss):
Net loss	-	-	-	-	(438,893)
Other comprehensive income	-	-	-	17,540	-
Total comprehensive loss						(421,353)
Shares issued pursuant to employee benefit plans	-	1	(1,153)	-	-	(1,152)
Tax benefits related to share-based compensation plans	-	-	2,050	-	-	2,050
Restricted stock	-	1	3,575	-	-	3,576
Warrants	-	5	(5)	-	-	-

Balances at December 31, 2008	$-	$216	$227,803	$14,157	$(371,980)	$(129,804)

Comprehensive income:
Net income	-	-	-	-	54,419
Other comprehensive loss	-	-	-	(21,635)	-
Total comprehensive income						32,784
Shares issued pursuant to employee benefit plans	-	1	205	-	-	206
Restricted stock	-	1	4,432	-	-	4,433
Common stock issued for Note exchange	-	69	11,458	-	-	11,527

Balances at December 31, 2009	$-	$287	$243,898	$(7,478)	$317,561)	$(80,854)

Deconsolidation of subsidiary	-	-	-	-	85,095	85,095
Comprehensive income:
Net income	-	-	-	-	8,386
Other comprehensive loss	-	-	-	(1,082)	-
Total comprehensive income						7,304
Shares issued pursuant to employee benefit plans	-	1	192	-	-	193
Restricted stock	-	2	4,070	-	-	4,072

Balances at December 31, 2010	$-	$290	$248,160	$(8,560)	$224,080)	$15,810

CALLON PETROLEUM COMPANY
CONSOLIDATED STATEMENTS OF CASH FLOWS
 (In thousands)

	For the year ended December 31,
	2010	2009	2008
Cash flows from operating activities:
Net income	$8,386	$54,419	$(438,893)
Adjustments to reconcile net income to
cash provided by operating activities:
Depreciation, depletion and amortization	32,629	34,274	64,862
Impairment of oil and gas properties	-	-	485,498
Accretion expense	2,446	3,149	4,172
Amortization of non-cash debt related items	397	2,816	4,185
Amortization of deferred credit	(3,670)	(294)	-
Equity in earnings of Medusa Spar LLC	(427)	(660)	(262)
Deferred income tax expense	1,769	18,816	(167,848)
Valuation allowance	(1,769)	(18,816)	128,123
Non-cash interest expense for Callon Entrada non-recourse credit agreement	-	3,693	-
Non-cash charge for early debt extinguishment	179	-	5,598
Non-cash charge related to compensation plans	3,107	2,335	1,550
Excess tax benefits from share-based payment arrangements	-	-	(2,050)
Payments to settle asset retirement obligations	(2,486)	(6,657)	(4,178)
Changes in current assets and liabilities:
Accounts receivable	59,527	(45,573)	(22,215)
Other current assets	(209)	(468)	5,489
Current liabilities	907	(27,260)	22,987
Change in gas balancing receivable	347	279	630
Change in gas balancing payable	(300)	(312)	156
Change in other long-term liabilities	(115)	(12)	2,708
Change in other assets, net	(776)	(31)	(1,458)
Cash provided by operating activities	99,942	19,698	89,054

Cash flows from investing activities:
Capital expenditures	(59,908)	(29,133)	(172,358)
Acquisitions	(995)	(15,756)	-
Proceeds from sale of mineral interests	-	-	167,349
Investment in restricted assets related to plugging and abandonment	(375)	-	-
Distribution from Medusa Spar LLC	1,540	1,700	498
Cash used in investing activities	(59,738)	(43,189)	(4,511)

Cash flows from financing activities:
Increases in debt	-	20,337	94,435
Borrowings from senior secured credit facility	-	-	-
Payments on debt	(10,000)	(10,337)	(216,000)
Redemption of remaining 9.75% senior notes	(16,052)	-	-
Equity issued related to employee stock plans	-	-	(1,152)
Excess tax benefits from share-based payment arrangements	-	-	2,050
Proceeds from exercise of employee stock options	(40)	-	-
Cash (used in) provided by financing activities	(26,092)	10,000	(120,667)

Net change in cash and cash equivalents	14,112	(13,491)	(36,124)
Cash and cash equivalents:
Balance, beginning of period	3,635	17,126	53,250
Less: Cash held by subsidiary deconsolidated at January 1, 2010	(311)	-	-
Balance, end of period	$17,436	$3,635	$17,126

Callon Petroleum Company is engaged in the acquisition, development, exploration and operation of oil and gas properties in Louisiana, Texas, and the offshore waters of the Gulf of Mexico.

This news release is posted on the company’s website at www.callon.com and will be archived there for subsequent review.  It can be accessed from the “News Releases” link on the left side of the homepage.

This news release contains projections forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include all statements regarding our reserves as well as statements including the words “believe,” “expect,” “plans” and words of similar meaning.  These projections and statements reflect the company’s current views with respect to future events and financial performance.  No assurances can be given, however, that these events will occur or that these projections will be achieved, and actual results could differ materially from those projected as a result of certain factors.  Some of the factors which could affect our future results and could cause results to differ materially from those expressed in our forward-looking statements are discussed in our filings with the Securities and Exchange Commission, including our Annual Reports on Form 10-K, available on our website or the SEC’s website at www.sec.gov.

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